Exhibit 77(Q)(1)

ITEM 77Q-1 - Exhibits

(a)(1) Articles Supplementary regarding designation and classification of Class R6 shares of Voya Corporate Leaders 100 Fund dated July 25, 2014 – Filed as an exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement on September 26, 2014 and incorporated herein by reference.

(e)(1) Form of Investment Management Agreement between Voya Series Fund, Inc. and Voya Investments, LLC dated May 7, 2013, as amended and restated October 1, 2014 – Filed herein.

(e)(2) Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC dated May 7, 2013, as amended and restated October 1, 2014 – Filed herein.